Schedule A

FEDERAL HOME LOAN BANK OF CINCINNATI

							Rate Type/	Next
		Settlement	Maturity	Next Pay	Call	Call	Rate Sub-	Call/Amort	Coupon	FHLBank
Trade Date	CUSIP	Date	Date	Date	Type (1)	Style (2)	Type (3)(4)	Date	Percent	Par ($)
6/15/2011	313374EK2	6/20/2011	12/20/2012	9/20/2011	Non-Callable		Variable Single Index Floater			$500,000,000
6/15/2011	313374ET3	6/27/2011	4/2/2012	12/27/2011	Non-Callable		Fixed Constant		0.17	$250,000,000
6/15/2011	313374EY2	6/20/2011	6/20/2012	12/20/2011	Non-Callable		Fixed Constant		0.25	$100,000,000
6/15/2011	313374F62	6/21/2011	6/21/2012	12/21/2011	Non-Callable		Fixed Constant		0.25	$100,000,000
6/16/2011	313374FT2	6/30/2011	6/30/2014	12/30/2011	Optional Principal Redemption	Bermudan	Fixed Constant	9/30/2011	1.15	$100,000,000

(1) Call/Amortization Type Description:

Optional Principal Redemption Bonds (Callable Bonds) may be redeemed by the FHLBank in whole or in part at its discretion on predetermined call dates, according to the terms of the Bond.
Indexed Amortizing Notes (Indexed Principal Redemption Bonds) repay principal based on a predetermined amortization schedule or formula that is linked to the level of a certain index, according to the terms of the Bond.
Scheduled Amortizing Notes repay principal based on a predetermined amortization schedule, according to the terms of the Bond.

(2) Call Style Description:

Indicates whether the Bond is redeemable at the option of the FHLBank, and if so redeemable, the type of redemption provision. The types of redemption provisions are:
American Bonds are redeemable continuously on and after the first redemption date until maturity.
Bermudan Bonds are redeemable on specified recurring dates on and after the first redemption date, until maturity.
European Bonds are redeemable on a particular date only.

(3) Rate Type Description:

Fixed Bonds generally pay interest at constant fixed rates over the life of the Bond, according to the terms of the Bond.
Variable Bonds may pay interest at different rates over the life of the Bond, according to the terms of the Bond.

(4) Rate Sub-Type Description:

Constant Bonds generally pay interest at fixed rates over the life of the Bond, according to the terms of the Bond.
Single Index Floater Bonds pay interest at a rate that increases as an index rises and decreases as an index declines, according to the terms of the Bond.